Exhibit 99.1

Build-A-Bear Workshop, Inc. Reports Fiscal Year 2017 Pre-Tax Income above Guidance

For fiscal 2017:

  GAAP pre-tax income is $13.8 million, as compared to GAAP pre-tax income of $5.3 million in fiscal 2016; adjusted pre-tax income is $12.5 million, as compared to adjusted pre-tax income of $11.0 million in fiscal 2016 (see reconciliation of GAAP to non-GAAP results)
  GAAP EPS of $0.50 per diluted share, compared to GAAP EPS of $0.09 per diluted share in fiscal 2016; adjusted EPS of $0.53 per diluted share, compared to adjusted EPS of $0.41 per diluted share in fiscal 2016 (see reconciliation of GAAP to non-GAAP results)
  Total revenues of $357.9 million compared to $364.2 million in fiscal 2016
  Retail gross margin increases 170 basis points to 46.9% compared to 45.2% in fiscal 2016
  Ended the year with $30.4 million in cash and no debt

ST. LOUIS--(BUSINESS WIRE)--February 15, 2018--Build-A-Bear Workshop, Inc. (NYSE:BBW) today reported results for the fourth quarter and fiscal year ended December 30, 2017.

Sharon Price John, Build-A-Bear Workshop President and Chief Executive Officer, commented, “During fiscal 2017, we advanced our strategy as additional groundwork was laid to further leverage the power of the Build-A-Bear brand while we simultaneously improved the profitability of our retail channel highlighted by expansion in retail gross margin, which contributed to pre-tax income that exceeded guidance. During the year, we made operational improvements enabling us to drive conversion and deliver our highest dollars-per-transaction in history, which partially offset the traditional mall traffic challenges. We also continued to evolve our real estate portfolio with more productive formats that have lower overall costs. In advance of the holiday season, we upgraded our e-commerce platform and relaunched our website, which contributed to growth of almost 12% from this channel for the quarter, and, when combined with our redeveloped store base, positions us to advance key omni-channel initiatives. Specifically, in the year ahead, we are planning to more fully participate in the changing patterns of shoppers and connect more closely with consumers through elevated social and digital marketing and a recently updated loyalty program. We remain focused on the continued execution of our strategy and ongoing effort to drive long-term profitable growth.”

Additional Fiscal Year 2017 Details (52 weeks ended December 30, 2017, compared to 52 weeks ended December 31, 2016):

  Consolidated net retail sales were $349.4 million compared to $357.6 million in fiscal 2016;
  Consolidated comparable sales decreased 6.5%, including a 6.5% decrease in both North America and Europe inclusive of a consolidated comparable e-commerce sales increase of 2.8%;
  SG&A decreased $4.5 million to $152.7 million, or 42.7% of total revenues from $157.2 million, or 43.2% of total revenues in fiscal 2016;
  Income tax expense was $5.9 million with an effective tax rate of 42.7%, compared to income tax expense of $3.9 million with an effective tax rate of 74.1% in fiscal 2016, with both years impacted by discrete tax items (see reconciliation of GAAP to non-GAAP results);
  Net income was $7.9 million compared to $1.4 million in fiscal 2016; and
  Adjusted net income was $8.4 million compared to adjusted net income of $6.6 million in fiscal 2016 (see reconciliation of GAAP to non-GAAP results).

Fourth Quarter 2017 Highlights (13 weeks ended December 30, 2017, compared to the 13 weeks ended December 31, 2016):

  Total revenues were $107.6 million compared to $110.3 million in the fiscal 2016 fourth quarter;
  Retail gross margin expanded 510 basis points to 51.1% compared to 46.0% in the fiscal 2016 fourth quarter;
  Selling, general and administrative expenses (“SG&A”) were $44.9 million, or 41.7% of total revenues, compared to $47.0 million, or 42.6% of total revenues, in the fiscal 2016 fourth quarter;
  Net income was $5.2 million, or $0.33 per diluted share, compared to $0.3 million, or $0.02 per diluted share, in the fiscal 2016 fourth quarter;
  Adjusted net income was $6.8 million, or $0.43 per diluted share, compared to adjusted net income of $5.0 million, or $0.31 per diluted share, in the fiscal 2016 fourth quarter (see reconciliation of GAAP to non-GAAP results);
  Consolidated net retail sales were $105.8 million compared to $107.7 million in the fiscal 2016 fourth quarter;
  Consolidated comparable sales decreased 8.0%, including a 6.5% decrease in North America and a 13.1% decrease in Europe inclusive of a consolidated comparable e-commerce sales increase of 11.7%;
  Pre-tax income increased to $9.7 million, compared to $3.5 million in the fiscal 2016 fourth quarter; Adjusted pre-tax income increased to $9.7 million, compared to $8.2 million in the fiscal 2016 fourth quarter (see reconciliation of GAAP to non-GAAP results); and
  Income tax expense was $4.4 million with an effective tax rate of 45.8%, compared to $3.2 million with an effective tax rate of 90.9% in the fiscal 2016 fourth quarter with both periods impacted by discrete tax items (see reconciliation of GAAP to non-GAAP results).

Store Activity:

In fiscal 2017, the Company opened 41 locations, closed 26 locations and remodeled or reformatted 23 stores into a Discovery format, ending the year with 29% of its store base in an updated Discovery format. As of December 30, 2017, the Company operated 361 corporately-managed locations, including 301 in North America and 60 outside of North America. The Company’s international franchisees ended the year with 102 stores in 12 countries.

Balance Sheet:

As of December 30, 2017, cash and cash equivalents totaled $30.4 million. The Company ended fiscal 2017 with no borrowings under its revolving credit facility. Total inventory at year-end was $53.1 million compared to $51.9 million at 2016 year-end, an increase of 2.4%. In fiscal 2017, capital expenditures totaled $18.1 million and depreciation and amortization was $16.2 million.

Share Repurchase:

The Company repurchased 401,400 shares of its common stock for $3.7 million in the fiscal 2017 fourth quarter bringing total shares repurchased to 513,725 for the fiscal year. At year-end, the Company had $15.3 million remaining on the share repurchase authorization that was adopted in August 2017. Since the end of its 2017 fiscal year, the Company purchased an additional 616,141 shares of common stock for $5.3 million.

Fiscal Year Change:

The Company's Board of Directors approved a change in the Company’s fiscal year-end, which previously ended on the Saturday closest to December 31, to the Saturday closest to January 31. This change was effective immediately following the end of the Company’s 2017 fiscal year. A one fiscal month transition period, December 31, 2017 through February 3, 2018, will be reported on the Company’s Form 10-Q along with results for the quarter ending May 5, 2018. The first 12-month fiscal year under the new calendar will encompass February 4, 2018 through February 2, 2019. Select recast unaudited historical financial information for the four quarterly periods of fiscal 2016 (which, based on the new fiscal year, would have ended on April 30, 2016; July 30, 2016; October 29, 2016; and January 28, 2017) and the first three quarterly periods of fiscal 2017 (which, based on the new fiscal year, would have ended on April 29, 2017; July 29, 2017; and October 28, 2017) is included in this press release as well as posted on the Company’s website under the Investor Relations link.

Accounting Changes Impacting Revenue Recognition:

In May 2014, the FASB issued Accounting Standards Codification (ASC) Topic 606, “Revenue from Contracts with Customers,” a replacement of Revenue Recognition Topic 605. The Company adopted Topic 606 on December 31, 2017. While the majority of the Company’s revenues are not impacted by Topic 606, the timing of the recognition of breakage revenue for certain gift cards changes. Previously, the Company recognized gift card breakage after 60 months for certain gift cards, while the new standard requires that gift card breakage be recognized based on actual redemption experience. Upon adoption, the Company recorded a pre-tax cumulative effect adjustment to retained earnings of approximately $12.3 million representing gift card breakage revenue not previously recognized that was accelerated due to Topic 606. The change will negatively impact the Company’s fiscal 2018 total revenue and pre-tax income by $3.9 million with the remaining balance of the cumulative effect adjustment predominantly impacting fiscal years 2019 and 2020.

Tax Implications of the Tax Cuts and Jobs Act (TCJA):

On December 22, 2017, the TCJA was enacted, which, among other items, reduced the U.S. federal corporate tax rate to 21% effective January 1, 2018. Due to the Company’s net deferred tax asset position at the end of fiscal year 2017, the Company recorded a provisional one-time, non-cash tax expense of $1.4 million increasing its tax rate by 15 percentage points and 10.5 percentage points for the fourth quarter 2017 and fiscal year 2017, respectively. Following this adjustment, the Company expects to have an ongoing benefit of a reduction in its federal tax rates.

2018 Preliminary Expectations:

The Company is providing guidance for its preliminary GAAP expectations for fiscal year 2018, (52 weeks ending February 2, 2019). On a GAAP basis, the Company currently expects:

  Total revenue growth to be slightly positive, including the aforementioned $3.9 million negative impact due to accounting changes in Revenue Recognition;
  Pre-tax income to grow in the range of 10 to 15%, after adjusting 2017 GAAP pre-tax income for $3.9 million related to accounting changes in Revenue Recognition;
  Diluted earnings per share in the range of $0.53 to $0.57, using an effective tax rate range of 25% to 27%, assuming no discrete items; and
  Capital expenditures to be in the range of $15 to $18 million with depreciation and amortization in the range of $16 to $17 million.

Today’s Conference Call Webcast:

Build-A-Bear Workshop will host a live internet webcast of its quarterly investor conference call at 9 a.m. ET today. The audio broadcast may be accessed at the Company’s investor relations website, http://IR.buildabear.com. The call is expected to conclude by 10 a.m. ET.

A replay of the conference call webcast will be available in the investor relations website for one year. A telephone replay will be available beginning at approximately noon ET today until midnight ET on February 22, 2018. The telephone replay is available by calling (844) 512-2921. The access code is 13675714.

About Build-A-Bear

Build-A-Bear is a global brand kids love and parents trust that seeks to add a little more heart to life. Build-A-Bear Workshop has over 400 stores worldwide where guests can create customizable furry friends, including corporately-managed stores in the United States, Canada, China, Denmark, Ireland, Puerto Rico, and the United Kingdom, and franchise stores in Africa, Asia, Australia, Europe, Mexico and the Middle East. The company was named to the FORTUNE 100 Best Companies to Work For® list for the ninth year in a row in 2017. Build-A-Bear Workshop, Inc. (NYSE:BBW) posted total revenue of $357.9 million in fiscal 2017. For more information, visit the Investor Relations section of buildabear.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be considered to be, “forward-looking statements” for the purpose of federal securities laws, including, but not limited to, statements that reflect our current views with respect to future events and financial performance. We generally identify these statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “future,” “potential” or “continue,” the negative or any derivative of these terms and other comparable terminology. All of the information concerning the potential outcome of exploring strategic alternatives, our future liquidity, future revenues, margins and other future financial performance and results, achievement of operating of financial plans or forecasts for future periods, sources and availability of credit and liquidity, future cash flows and cash needs, success and results of strategic initiatives and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information.

These statements are based only on our current expectations and projections about future events. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements, including those factors discussed under the caption entitled “Risks Related to Our Business” and “Forward-Looking Statements” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2017 and other periodic reports filed with the SEC which are incorporated herein.

All of our forward-looking statements are as of the date of this Press Release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or other risks and uncertainties referred to in this Press Release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, available credit, prospects and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

All other brand names, product names, or trademarks belong to their respective holders.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income
(dollars in thousands, except share and per share data)

	13 Weeks		13 Weeks
	Ended		Ended
	December 30,	% of Total	December 31,	% of Total
	2017	Revenues (1)	2016	Revenues (1)
Revenues:
Net retail sales	$105,849	98.4	$107,739	97.6
Commercial revenue	970	0.9	1,711	1.6
Franchise fees	762	0.7	892	0.8
Total revenues	107,581	100.0	110,342	100.0
Costs and expenses:
Cost of merchandise sold - retail (1)	51,795	48.9	58,136	54.0
Cost of merchandise sold - commercial (1)	700	72.2	1,040	60.8
Selling, general and administrative	44,893	41.7	47,040	42.6
Store preopening	496	0.5	580	0.5
Interest expense, net	27	0.0	63	0.1
Total costs and expenses	97,911	91.0	106,859	96.8
Income before income taxes	9,670	9.0	3,483	3.2
Income tax expense	4,427	4.1	3,165	2.9
Net income	$5,243	4.9	$318	0.3

Income per common share:
Basic	$0.34		$0.02
Diluted	$0.33		$0.02
Shares used in computing common per share amounts:
Basic	15,487,628		15,523,612
Diluted	15,654,736		15,711,227

(1)	Selected statement of income data expressed as a percentage of total revenues, except cost of merchandise sold - retail and cost of merchandise sold - commercial that are expressed as a percentage of net retail sales and commercial revenue, respectively. Percentages will not total due to cost of merchandise sold being expressed as a percentage of net retail sales and commercial revenue and immaterial rounding.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income
(dollars in thousands, except share and per share data)

	52 Weeks		52 Weeks
	Ended		Ended
	December 30,	% of Total	December 31,	% of Total
	2017	Revenues (1)	2016	Revenues (1)
Revenues:
Net retail sales	$349,408	97.6	$357,593	98.2
Commercial revenue	6,007	1.7	4,312	1.2
Franchise fees	2,451	0.7	2,299	0.6
Total revenues	357,866	100.0	364,204	100.0
Costs and expenses:
Cost of merchandise sold - retail (1)	185,481	53.1	195,914	54.8
Cost of merchandise sold - commercial (1)	3,412	56.8	2,253	52.2
Selling, general and administrative	152,653	42.7	157,174	43.2
Store preopening	2,496	0.7	3,549	1.0
Interest expense, net	11	0.0	5	0.0
Total costs and expenses	344,053	96.1	358,895	98.5
Income before income taxes	13,813	3.9	5,309	1.5
Income tax expense	5,897	1.7	3,932	1.1
Net income	$7,916	2.2	$1,377	0.4

Income per common share:
Basic	$0.50		$0.09
Diluted	$0.50		$0.09
Shares used in computing common per share amounts:
Basic	15,572,045		15,442,086
Diluted	15,757,060		15,622,273

(1)	Selected statement of income data expressed as a percentage of total revenues, except cost of merchandise sold - retail and cost of merchandise sold - commercial that are expressed as a percentage of net retail sales and commercial revenue, respectively. Percentages will not total due to cost of merchandise sold being expressed as a percentage of net retail sales and commercial revenue and immaterial rounding.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands, except per share data)

	December 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$30,445	$32,483
Inventories	53,136	51,885
Receivables	13,302	12,939
Prepaid expenses and other current assets	13,346	12,737
Total current assets	110,229	110,044

Property and equipment, net	77,751	74,924
Deferred tax assets	6,381	8,256
Other intangible assets, net	995	1,721
Other assets, net	2,633	4,650
Total Assets	$197,989	$199,595

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,942	$27,861
Accrued expenses	15,189	15,897
Gift cards and customer deposits	33,926	37,070
Deferred revenue and other	1,806	2,029
Total current liabilities	69,863	82,857

Deferred rent	17,906	15,438
Deferred franchise revenue	1,208	565
Other liabilities	1,697	1,623

Stockholders' equity:
Common stock, par value $0.01 per share	155	159
Additional paid-in capital	68,962	68,001
Accumulated other comprehensive loss	(11,562)	(12,727)
Retained earnings	49,760	43,679
Total stockholders' equity	107,315	99,112
Total Liabilities and Stockholders' Equity	$197,989	$199,595

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Selected Financial and Store Data
(dollars in thousands, except for per square foot data)

	13 Weeks	13 Weeks	52 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	December 30,	December 31,	December 30,	December 31,
	2017	2016	2017	2016

Other financial data:
Retail gross margin ($) (1)	$54,054	$49,603	$163,927	$161,679
Retail gross margin (%) (1)	51.1%	46.0%	46.9%	45.2%
Capital expenditures (2)	$5,284	$9,905	$18,073	$28,118
Depreciation and amortization	$4,081	$4,598	$16,165	$16,171

Store data (3):
Number of corporately-managed retail locations at end of period
North America			301	285
Europe			59	60
Asia			1	1
Total corporately-managed retail locations			361	346

Number of franchised stores at end of period			102	92

Corporately-managed store square footage at end of period (4)
North America			733,894	749,197
Europe			81,101	85,900
Asia			1,750	1,750
Total square footage			816,745	836,847

Net retail sales per gross square foot - North America (5)			$343	$371
Net retail sales per selling square foot - Europe (6)			£523	£547

Comparable sales change (7)
North America	(6.5)%	(10.2)%	(6.5)%	(4.5)%
Europe	(13.1)%	(0.4)%	(6.5)%	(3.8)%
Consolidated	(8.0)%	(8.3)%	(6.5)%	(4.4)%

Stores	(9.6)%	(9.0)%	(7.0)%	(4.9)%
E-commerce	11.7%	2.0%	2.8%	7.2%
Consolidated	(8.0)%	(8.3)%	(6.5)%	(4.4)%

(1)	Retail gross margin represents net retail sales less cost of merchandise sold - retail. Retail gross margin percentage represents retail gross margin divided by net retail sales.
(2)	Capital expenditures represents cash paid for property, equipment, other assets and other intangible assets.
(3)	Excludes e-commerce. North American stores are located in the United States, Canada and Puerto Rico. In Europe, stores are located in the United Kingdom, Ireland and Denmark. In Asia, the store is located in China.
(4)	Square footage for stores located in North America is leased square footage. Square footage for stores located in Europe is estimated selling square footage.
(5)	Net retail sales per gross square foot represents net retail sales from stores open throughout the entire period divided by the total gross square footage of such stores in North America. Calculated on an annual basis only.
(6)	Net retail sales per selling square foot for Europe represents net retail sales in local currency from stores open throughout the entire period in Europe divided by the total selling square footage of such stores. Calculated on an annual basis only.
(7)	Comparable sales percentage changes are based on net retail sales and exclude the impact of foreign exchange. Stores are considered comparable beginning in their thirteenth full month of operation.

* Non-GAAP Financial Measures

In this press release, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic income and income per diluted share adjusted to exclude certain costs and accounting adjustments, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(dollars in thousands, except per share data)

	13 Weeks	13 Weeks	52 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	December 30,	December 31,	December 30,	December 31,
	2017	2016	2017	2016
Income before income taxes (pre-tax)	$9,670	$3,483	$13,813	$5,309
Income before income taxes adjustments:
Store asset impairment (1) (7)	21	2,263	21	2,263
Duty dispute (2) (7)	105	1,972	309	1,972
Foreign exchange (gains) losses (3) (7)	(65)	304	(1,633)	326
China start-up costs (4) (7)	-	153	-	1,090
Adjusted income before income taxes (adjusted pre-tax)	9,731	8,175	12,510	10,960

Income tax expense	4,427	3,165	5,897	3,932
Tax adjustments:
Income tax charges (5)	(1,449)	(1,161)	(1,667)	(1,307)
Income tax impact (6)	(15)	1,187	(157)	1,753
Adjusted income tax expense	2,963	3,191	4,073	4,378

Net income	5,243	318	7,916	1,377
Adjustments	1,525	4,666	521	5,205
Adjusted net income	$6,768	$4,984	$8,437	$6,582

Net income per diluted share (EPS)	$0.33	$0.02	$0.50	$0.09

Adjusted net income per diluted share (adjusted EPS)	$0.43	$0.31	$0.53	$0.41

(1)	Non-cash impairment charges recorded pursuant to a review of the recoverability of long-lived assets at underperforming individual stores and included in cost of merchandise sold - retail.
(2)	Non-cash charges related to an ongoing dispute with the customs authority in the United Kingdom related to duty on imports dating back to 2009, recorded under the provisions of U.S. GAAP. The Company continues to vigorously pursue the claim.
(3)	Represents the consolidated impact of foreign exchange rates on the re-measurement of balance sheet items not denominated in functional currency recorded under the provisions of U.S. GAAP and transactional gains and losses. This does not include any impact on margin associated with the translation of revenues or the foreign subsidiaries' purchase of inventory in U.S. dollars.
(4)	Represents the costs associated with opening the first company-owned location in China, including start-up costs and store preopening.
(5)	Includes certain discrete items, including the impact of the adoption of a new accounting standards in Q1 2017 and the impact of the Tax Cuts and Job Act in Q4 2017. In 2016, the Company recorded a valuation allowance in certain foreign jurisdictions.
(6)	Represents the aggregate impact of the pre-tax adjustments, excluding income tax valuation allowance on income tax expense for the respective periods.
(7)	These pre-tax adjustments totaled $0.1 million and $ 4.7 million for the 13 weeks ended December 30, 2017 and December 31, 2016, respectively, and $(1.3) million and $5.7 million for the 52 weeks ended December 30, 2017 and December 31, 2016, respectively.

Build-A-Bear Workshop, Inc. and subsidiaries
Selected recast historical financial information (unaudited)
(dollars in millions)
	Fiscal 2017
	13 weeks ended April 29, 2017	13 weeks ended July 29, 2017	13 weeks ended October 28, 2017	39 weeks ended October 28, 2017
Net retail sales	$88.7	$76.4	$74.4	$239.5
Commercial revenue	2.0	2.1	1.2	5.3
Franchise fees	0.4	0.7	0.5	1.6
Total revenues	91.1	79.2	76.1	246.4

Cost of merchandise sold - retail	46.5	42.3	43.3	132.1
Cost of merchandise sold - commercial	1.1	1.2	0.6	2.9
Total cost of merchandise sold ($)	47.6	43.5	43.9	135.0
Total cost of merchandise sold (%) [1]	52.3%	54.9%	57.7%	54.8%

Selling, general and administrative	38.3	35.1	35.7	109.1
Store preopening	0.9	0.7	0.5	2.1
Interest expense/(income)	-	-	-	-
Income/(loss) before income taxes	$4.3	$(0.1)	$(4.0)	$0.2
Income/(loss) before income taxes (%) [1]	4.7%	(0.1)%	(5.3)%	0.1%

Retail gross margin ($) [2]	42.2	34.1	31.1	107.4
Retail gross margin (%) [2]	47.6%	44.6%	41.8%	44.8%

Comparable sales change [3]
North America	(7.3)%	(7.0)%	(4.6)%	(6.4)%
Europe/Other	0.8%	(5.4)%	(6.4)%	(3.7)%
Consolidated	(6.0)%	(6.8)%	(4.9)%	(5.9)%

Stores	(6.3)%	(7.2)%	(4.8)%	(6.1)%
E-Commerce	0.3%	4.0%	(7.2)%	(1.3)%
Consolidated	(6.0)%	(6.8)%	(4.9)%	(5.9)%

Store count	337	353	352	352

Selected balance sheet information:
Cash	$30.2	$12.2	$11.4	$11.4
Inventory	$55.2	$59.4	$62.9	$62.9

(1)	Selected statement of income data expressed as a percentage of total revenues.
(2)	Retail gross margin represents net retail sales less cost of merchandise sold - retail. Retail gross margin percentage represents retail gross margin divided by net retail sales.
(3)	Comparable sales percentage changes are based on net retail sales and exclude the impact of foreign exchange. Stores are considered comparable beginning in their thirteenth full month of operation.

Build-A-Bear Workshop, Inc. and subsidiaries
Selected recast historical financial information (unaudited)
(dollars in millions)
	Fiscal 2016
	13 weeks ended April 30, 2016	13 weeks ended July 30, 2016	13 weeks ended October 29, 2016	13 weeks ended January 28, 2017	52 weeks ended January 28, 2017
Net retail sales	$92.1	$79.2	$74.3	$112.1	$357.7
Commercial revenue	0.6	0.9	1.2	1.5	4.2
Franchise fees	0.4	0.4	0.7	0.7	2.2
Total revenues	93.1	80.5	76.2	114.3	364.1

Cost of merchandise sold - retail	47.4	44.7	44.4	59.3	195.8
Cost of merchandise sold - commercial	0.3	0.4	0.7	0.8	2.2
Total cost of merchandise sold ($)	47.7	45.1	45.1	60.1	198.0
Total cost of merchandise sold (%) [1]	51.2%	56.0%	59.2%	52.6%	54.4%

Selling, general and administrative	37.9	36.5	33.9	46.6	154.9
Store preopening	1.5	0.9	0.8	0.3	3.5
Interest expense/(income)	-	-	-	0.1	0.1
Income/(loss) before income taxes	$6.0	$(2.0)	$(3.6)	$7.2	$7.6
Income/(loss) before income taxes (%) [1]	6.4%	(2.5)%	(4.7)%	6.3%	2.1%

Retail gross margin ($) [2]	44.7	34.5	29.9	52.8	161.9
Retail gross margin (%) [2]	48.5%	43.6%	40.2%	47.1%	45.3%

Comparable sales change [3]
North America	2.1%	(10.4)%	3.9%	(10.5)%	(4.7)%
Europe/Other	(3.0)%	(12.6)%	1.3%	(1.1)%	(3.6)%
Consolidated	1.2%	(10.8)%	3.4%	(8.8)%	(4.5)%

Stores	1.1%	(11.5)%	2.7%	(9.4)%	(5.0)%
E-Commerce	5.4%	13.0%	19.1%	(0.1)%	6.3%
Consolidated	1.2%	(10.8)%	3.4%	(8.8)%	(4.5)%

Store count	321	322	337	338	338

Selected balance sheet information:
Cash	$20.6	$10.7	$5.5	$27.7	$27.7
Inventory	$56.5	$54.2	$58.4	$56.7	$56.7

(1)	Selected statement of income data expressed as a percentage of total revenues.
(2)	Retail gross margin represents net retail sales less cost of merchandise sold - retail. Retail gross margin percentage represents retail gross margin divided by net retail sales.
(3)	Comparable sales percentage changes are based on net retail sales and exclude the impact of foreign exchange. Stores are considered comparable beginning in their thirteenth full month of operation.

CONTACT:
Build-A-Bear Workshop
Investors:
Voin Todorovic, 314-423-8000 x5221
or
Media:
Beth Kerley
bethk@buildabear.com